UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

[NAME]	October 15, 2025

[ADDRESS LINE 1]

[ADDRESS LINE 2]

URGENT: YOUR RESPONSE IS CRITICAL

[PERSONALIZED QR CODE FOR VOTING]

Dear Shareholder:

The Board of Trustees of the KKR Credit Opportunities Portfolio has called for a special meeting of the shareholders and has engaged Broadridge Proxy Services Center to assist with an important matter related to your investment.

You are an investor as of September 17, 2025, and are, therefore, entitled to vote at the special meeting. However, our efforts to reach you by mail, email, and phone have been unsuccessful so far.

We kindly request you contact us as soon as possible. You can reach us by calling 1-844-202-6602 during the hours of Monday through Friday: 9:00 AM – 10:00 PM Eastern Time.

Alternatively, you may scan the QR code above to conveniently complete your response online.

This matter is very important and will take only a moment of your time. Thank you in advance for your assistance with this matter.

KCOP25